Exhibit 10.2

Equity Transfer Agreement

Transferor：________________________________________(Hereinafter referred to as Party A)

Citizenship Identification Number：___________________________

Transferee： Qilun Holdings (Shenzhen) Co., Ltd. (Hereinafter referred to as Party B)

Unified Social Credit Number： 91440300MA5HG5FH7Q

Qilun Cultural Development (Shenzhen) Co., Ltd (hereinafter referred to as the “Company”) was established on February 26, 2021, with registered capital of 6.5658 million RMB, and Party A contributed _______ RMB, accounting for ________% of Company’s equity. Party A is willing to transfer ______ % of the Company’s equity to Party B, and both Parties have reached the following agreement on the transfer of equity through the following negotiations:

Article I: Price, Term and Method of Equity Transfer

1. Party A holds _______% of the Company’s equity, in accordance with the provisions of the Company’s articles of association, Party A contributes ________ RMB. Now, Party A transfers ________ % of the Company’s equity at a price of _______ RMB to Party B.

2. Party B shall, within 6 months from the effective date of this Agreement, make a one-time payment to Party A by wire transfer in the currency and amount specified in the first point of Article I.

Article II: Party A guarantees that it has a fully effective right to dispose of the equity transferred to Party B, that the equity is not pledged, and that is exempt from recourse by third parties. Otherwise, Party A shall bear all economic and legal responsibilities arising therefrom.

Article III: Sharing of Company’s profits and losses (including creditor’s rights and debts)

After this Agreement comes into effect, Party B shall share the profits, risks and losses in proportion to its equity (including the creditor’s rights and debts that should be enjoyed and shared by the equity before the transfer).

Article IV: Liability for Breach of Contract

If Party B fails to pay the purchase price on schedule, it shall pay a penalty of 3% of the total amount of the overdue portion for each day overdue. If the breach of contract causes economic losses to Party A and the liquidated damages cannot be compensated, compensation shall also be paid.

Article V: Resolution of Dispute

Any dispute arising from the performance of this agreement shall be resolved through friendly negotiation between both Parties. If the negotiation fails, a lawsuit shall be filed in the people’s court.

Article VI: Modification or Termination of the Agreement

This Agreement may be modified or terminated in any of the following circumstances. The modification or termination agreement or statement signed by the Parties shall become effective only after being signed by both Parties.

1.	This Agreement cannot be performed due to force majeure.
2.	If the situation changes, both Parties agree through consultation.

Article VII: Related Expense:

During the transfer process, any expenses related to the transfer shall be borne by Party A.

Article VIII: Effective Conditions

This Agreement shall come into forces as of the date it is signed by both Parties.

Article IX: This agreement is made in quadruplicate, one for each Party, with the same legal effect.

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(SIGNATURE PAGE)

Transferor：(                      )

Transferee：Qilun Holdings (Shenzhen) Co., Ltd

Sign Date：MM/DD/YYYY